Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Julie M. Howard, certify that:

1.  I have reviewed this Amendment No. 1 on Form 10-K/A of Navigant Consulting, Inc., the registrant; and

2.  Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ JULIE M. HOWARD
Julie M. Howard
Chairman and Chief Executive Officer

April 30, 2018